UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2013

SOLARIS POWER CELLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53982	TBA
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21194 N. 82nd Street, Scottsdale, Arizona 85255
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 602-600-1871

ROLLING TECHNOLOGIES, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 12, 2013, we completed a merger with our subsidiary, Solaris Power Cells, Inc., a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Rolling Technologies, Inc.” to “Solaris Power Cells, Inc.”

Also effective August 12, 2013 we effected a 24 to one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 90,000,000 shares of common stock with a par value of $0.001 to 2,160,000,000 shares of common stock with a par value of $0.001 and our previously outstanding 2,150,000 shares of common stock has increased to 51,600,000 shares of common stock outstanding.

Item 7.01	Regulation FD Disclosure

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on August 12, 2013 under the stock symbol “ROTED”. A new symbol of “SPCL” will become effective on or about September 10, 2013 and our stock will commence trading under the symbol “SPCL” at that time. Our new CUSIP number is 83416X 101.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
3.1	Articles of Merger dated effective August 12, 2013
3.2	Certificate of Change dated effective August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS POWER CELLS, INC.

By:	“Ian Lev”
Ian Lev

August 16, 2013